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EXHIBIT 99.1

New York 20-May-1999

Joint Statement of Deutsche Bank and Bankers Trust on the approval of the Federal Reserve Board

Rolf-E. Breuer, Spokesman of the Board of Managing Directors of
Deutsche Bank AG and Frank Newman, Chairman of the Board of
Directors and Chief Executive Officer of Bankers Trust Corp., issued the following statement today:

"With the Federal Reserve approval granted, a further decisive step towards the merger of Bankers Trust and Deutsche Bank AG has been taken. Subject to the terms and conditions of the Merger Agreement, the earliest we would be permitted to consummate the merger would be June 4, 1999.

The integration planning for Closing Day is completed, so that we can implement the integration rapidly. Deutsche Bank and Bankers Trust as independent entities have already generated a significant number of transactions together, illustrating the effectiveness of our integration efforts and the strong commitment of our professionals. We look forward to an exciting future as we combine forces to begin operations well positioned to offer our clients and employees a broad range of new opportunities."

For further information:  Bill McBride  212-250-7961


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                    BANKERS TRUST CORPORATION
                       130 LIBERTY STREET
                    NEW YORK, NEW YORK 10006



James T. Byrne, Jr.
Senior Vice President
 and Secretary



                                   May 21, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

     Accompanying this letter is Bankers Trust Corporation's
Report on Form 8-K dated May 20, 1999 (the "Form 8-K").  The Form
8-K is being filed electronically through the EDGAR System.

     If there are any questions or comments in connection with the enclosed filing, please contact the undersigned at 212-250-
1869.

                              Very truly yours,

                              BANKERS TRUST CORPORATION



                              By:/S/ JAMES T. BYRNE, JR.
                                     JAMES T. BYRNE, JR.
                                     Senior Vice President
                                      and Secretary